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                                   EXHIBIT 11
                             DEKALB Energy Company
                  COMPUTATION OF NET EARNINGS (LOSS) PER SHARE
                                  (Unaudited)

                                                                     For the three months
                                                                       ended March 31,
                                                                    ---------------------
                                                                   1995                 1994
                                                                   ----                 ----
1.  Average Shares Outstanding                                     9,388,322           9,606,225
                                                                   ---------           ---------

2.  Net additional shares outstanding assuming all stock
    options exercised and proceeds used to purchase
    treasury stock                                                    --                  59,744
                                                                   ---------           ---------

3.  Average number of shares outstanding                           9,388,322           9,665,969
                                                                   =========           =========
4.  Average number of shares outstanding for fully diluted
    earnings (loss) per share                                      9,571,540           9,674,908
                                                                   =========           =========

5.  Net earnings (loss) for per share computation
    ($ in thousands)                                               $    (409)          $   1,750
                                                                   =========           =========

6.  Net earnings (loss) per average share outstanding as
    reported in the financial statements                           $   (0.04)         $     0.18
                                                                   =========           =========

7.  Net earnings (loss) per fully diluted share                    $   (0.04)         $     0.18
                                                                   =========           =========



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